As Filed With the Securities and Exchange Commission on September 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

MARIJUANA COMPANY OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

_____________________

Utah (State or other jurisdiction of incorporation or organization)	633 W. 5th St., Ste. 2826 Los Angeles, CA 90071	98-1246221 (I.R.S. Employer Identification Number)
(Address, including zip code, of Principal Executive Offices)

_____________________

Marijuana Company of America, Inc.

First Amended Equity Incentive Plan

(Full title of the plan)

_____________________

Jesus Quintero

Chief Executive Officer

Marijuana Company of America, Inc.

633 W. 5th St., Ste. 2826

Los Angeles, CA 90071

Telephone: (775) 401-6800

(Name and address of agent for service)

_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]	Accelerated filer [_]	Non-accelerated filer [_]	Smaller reporting company [X]

___________________________

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,500,000,000 shares of common shares of Marijuana Company of America, Inc. (the “Company” or the “Registrant”) that may be issued pursuant to the Registrant’s First Amended Equity Incentive Plan (the “Plan”). The Registrant previously registered 383,210,371 common shares for issuance under the Plan pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on April 8, 2020 (File No. 333-237597), June 15, 2020 (File No.: 333-239174), July 28, 2020 (File No. 333-240133), September 29, 2020 (File No.: 333-249135), and November 24, 2020 (File No. 333-250929). Pursuant to General Instruction E to Form S-8, the contents of such Registration Statements on Form S-8 are hereby incorporated by reference herein, except to the extent supplemented or amended or superseded by the information set forth herein.

PART I

The information called for in Part 1 of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation (incorporated by reference from our Registration Statement on Form 1012g filed on May 23, 2017).
3.2	Amendment to Certificate of Incorporation dated February 2009 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.3	Amendment to Certificate of Incorporation dated July 2013 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.4	Amendment to Certificate of Incorporation dated August 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.5	Amendment to Certificate of Incorporation dated September 2015 (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.6	By Laws (incorporated by reference to our Form 1012g filed on May 23, 2017).
3.7	Certificate of Amendment dated June 26, 2020 (incorporated by reference from our Form 8-K filed on June 29, 2020).
3.8	Amendment to Certificate of Incorporation dated February 8, 2022 (incorporated by reference from our Form 8-K filed on February 8, 2022).
3.9	Amendment to Certificate of Incorporation dated May 16, 2022
3.10*	Amendment to Certificate of Incorporation dated June 15, 2022 and effective on July 1, 2022.
5.1*	Opinion of Independent Law PLLC.
23.1*	Consent of Independent Law PLLC (included in Exhibit 5.1).
23.2*	Consent of L&L CPAs.
24.1*	Power of Attorney (included in the signature page to this Registration Statement).
99.1	Equity Incentive Plan (incorporated herein by reference from Form 10-12g/A filed September 12, 2017).
99.2*	First Amended Equity Incentive Plan.
107*	Filing Fee Table.

* Filed herewith

Item 9. Undertakings.

(a)Subsequent Disclosure

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)Incorporation by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 14, 2022.

MARIJUANA COMPANY OF AMERICA, INC.

By:	/s/ Jesus Quintero
Jesus Quintero Chief Executive Officer Chief Finanical Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jesus Quintero with full power to act, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on September 14, 2022.

Signature	Title	Date

/s/ Jesus Quintero Jesus Quintero	Director, Chairman of the Board, CEO, CFO (Principal Executive Officer, Principal Accounting Officer)	September 14, 2022
/s/ Edward Manolos Edward Manolos	Director	September 14, 2022

/s/Tad Mailander Tad Mailander	Director	September 14, 2022

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